Exhibit 10.3

Execution Version

AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT AND WAIVER AND CONSENT (this “Amendment and Waiver”), is made and entered into as of April 23, 2015, by and among ZAZA ENERGY CORPORATION, a Delaware corporation (the “Company”), and each of the holders of Securities (as defined in the Securities Purchase Agreement, as defined below) that is a signatory to this Amendment.

RECITALS

1.                                      The Company and the holders of the Securities are parties to that certain Securities Purchase Agreement dated February 21, 2012, as amended by (a) a letter agreement dated as of March 1, 2012, (b) a letter agreement dated as of March 22, 2012, (c) that certain Waiver and Amendment No. 1 to Securities Purchase Agreement dated as of June 8, 2012, as amended by that certain letter agreement dated as of June 28, 2012 (the “First Amendment”), (d) that certain Waiver and Amendment No. 2 to Securities Purchase Agreement dated as of July 25, 2012, (e) that certain Waiver and Amendment No. 3 to Securities Purchase Agreement dated as of October 16, 2012 (the “Third Amendment”), (f) that certain Amendment No. 4 to Securities Purchase Agreement dated as of December 17, 2012, (g) that certain Amendment No. 5 to Securities Purchase Agreement and Amendment No. 1 to Sanchez Consent dated as of March 28, 2013, (h) that certain Amendment No. 6 to Securities Purchase Agreement dated March 12, 2014, (i) that certain Amendment No. 7 to Securities Purchase Agreement dated February 24, 2015 and (j) that certain Amendment No. 8 to Securities Purchase Agreement dated April 21, 2015 (as amended, the “Existing Securities Purchase Agreement”; and as amended by this Amendment and Waiver and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

2.                                      Pursuant to the Existing Securities Purchase Agreement, the Company issued, and the holders of Notes purchased, (a) the Company’s 8.00% Senior Secured Notes due February 21, 2017, in the aggregate principal amount of $100,000,000 (the “Notes”) and (b) the Company’s warrants to purchase 26,315,789 shares (before any adjustments that have been effected in accordance with the terms thereof) of the Company’s Common Stock (the “Warrants”).

3.                                      The Company is currently party to a term sheet with Alpha Capital Anstalt (the “Investor”) for the issuance of 2,500 shares of 5% non-voting perpetual convertible preferred stock with a stated value of $2,500,000 (the “ACA Preferred Stock”) and warrants (the “ACA Warrants”) to purchase 1,875,000 shares of common stock (the “ACA Financing Transaction”).

4.                                      The $1.00 conversion price and any potential adjustments thereto, the potential increases to the dividend rate and the terms of redemption, conflict with the prohibition in Section 7B(2) of the Securities Purchase Agreement on the issuance of Disqualified Stock.

5.                                      The conversion price and any potential adjustments thereto, potential increases to the dividend rate, and certain redemption provisions may conflict with the prohibition in Section 7B(2) of the Securities Purchase Agreement on the issuance of Disqualified Stock

6.                                      Certain terms of the ACA Warrants, including the exercise price and any potential adjustments thereto and certain redemption provisions, may conflict with the prohibition in Section 7B(2) of the Securities Purchase Agreement on the issuance of Disqualified Stock.

7.                                      The Company shall be excused from complying with the terms of any repurchase or redemption obligation applicable to the ACA Preferred Stock and ACA Warrants which conflict with or may conflict with the prohibition in Section 7B(2) of the Securities Purchase Agreement on the issuance of Disqualified Stock for so long as any amounts remain outstanding under the Senior Secured Notes.

8.                                      The Company has requested that the Required Holders waive and consent to any breach by the Company of the Securities Purchase Agreement resulting from the issuance of Disqualified Stock pursuant to the ACA Financing Transaction (the “Consent and Waiver”).

9.                                      The Company and the Required Holders desire to amend the Existing Securities Purchase Agreement to prohibit the repayment or repurchase of the ACA Preferred Stock and the ACA Warrants for so long as as any amounts remain outstanding under the Senior Secured Notes (the “ACA Financing Transaction Amendment”).

10.                               The Company and the Required Holders of the Securities have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment and Waiver and the Required Holders have agreed to such Consent and Waiver.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                                          Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Securities Purchase Agreement, unless the context otherwise requires.

Section 2.                                          Amendments to Existing Securities Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Existing Securities Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto.  Such amendments are referred to herein collectively as the “Amendments”.

Section 3.                                          Effectiveness of Waiver and Consent and Amendment.  The Amendments shall become effective upon satisfaction of all of the following conditions:

(a)                                 Amendment and Waiver.  Execution and delivery of this Amendment and Waiver by the Company and each of the Required Holders of the Securities, and execution and delivery of the Guarantor Acknowledgement attached hereto by the Guarantors.

(b)                                 Representations and Warranties.  The representations and warranties in Section 5 shall be true and correct in all respects on the date hereof.

(c)                                  ACA Financing Transaction Documents.  Each of the Required Holders of Securities shall have received copies of the execution version of the securities purchase agreement with respect to the ACA Financing Transaction, the form of warrant certificate for the ACA Warrants and the form of the certificate of designations for the ACA Preferred Stock.

(d)                                 Expenses.  The Company shall have paid the reasonable fees and disbursements of the special counsel of the holders of the Securities in accordance with Section 10 below and the wire instructions set forth on Schedule B attached hereto.

Section 4.                                          Representations and Warranties.  To induce the Required Holders of the Securities to enter into this Amendment and Waiver and to consent to the Amendments, the Company hereby represents and warrants to each of the holders of Securities that:

(a)                                 the execution, delivery and performance of this Amendment and Waiver have been duly authorized by all requisite corporate authority or other action on the part of the Company, this Amendment and Waiver has been duly executed and delivered by the Company, and this Amendment and Waiver constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(b)                                 each of the representations and warranties set forth in the Securities Purchase Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof, except (i) to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) that the financial statements referred to in Paragraph 9C shall be deemed to refer to the financial statements most recently delivered by the Company pursuant to Paragraph 6A(i) or 6A(ii), and (iii) as disclosed in the First Amendment or the Third Amendment;

(c)                                  no Default or Event of Default has occurred and is continuing as of the date hereof;

(d)                                 no events have taken place and no circumstances exist at the date hereof which would give any Credit Party a basis to assert a defense, offset or counterclaim to any claim of any holder of a Security with respect to the obligations of the Credit Parties;

(e)                                  the description of the the ACA Preferred Stock and the ACA Warrants contained in recitals 4, 5 and 6 is a true, correct and complete description of the terms of the ACA Preferred Stock and ACA Warrants which conflict with or may conflict with the prohibition in Section 7B(2) of the Securities Purchase Agreement on the issuance of Disqualified Stock; and

(f)                                   the Company shall be excused from complying with the terms of any repurchase or redemption obligation applicable to the ACA Preferred Stock and ACA Warrants which conflict with or may conflict with the prohibition in Section 7B(2) of the Securities Purchase Agreement on the issuance of Disqualified Stock for so long as any amounts remain outstanding under the Senior Secured Notes.

Section 5.                                          Waiver and Consent.  Subject to the satisfaction of the applicable conditions specified in Section 3 and conditioned upon the accuracy of the representations and warranties contained herein, the Required Holders hereby waive the application of the definition of Disqualified Stock and any other restrictive covenants under the Securities Purchase Agreement to the ACA Financing Transaction and consent in all respects to the ACA Financing Transaction.

Section 6.                                          Transaction Document.  This Amendment and Waiver shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.

Section 7.                                          Effect of Amendment and Waiver.  Except as set forth expressly herein, all terms of the Securities Purchase Agreement shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of the holders of Notes under the Securities Purchase Agreement, nor constitute a waiver of any provision of the Securities Purchase Agreement, except as expressly provided herein. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment and Waiver may refer to the Securities Purchase Agreement without making specific reference to this Amendment and Waiver, but nevertheless all such references shall include this Amendment and Waiver unless the context otherwise requires.

Section 8.                                          Release.

(a)                                 In consideration of the agreements of the holders of Securities contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each holder of Securities, and its successors and assigns, and its present and former shareholders, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each holder of Securities and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment and Waiver, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)                                 Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)                                 In entering into this Amendment and Waiver, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 9 shall survive the termination of this Amendment and Waiver and the other Transaction Documents and the payment in full of the Notes.

(e)                                  Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Section 9.                                          Fees and Expenses; Indemnification.  Whether or not the Amendments becomes effective, the Company agrees to pay on demand all reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the special counsel of the holders of the Securities) in connection with the preparation, negotiation, execution and delivery of this Amendment and Waiver as provided in Paragraph 13B(1) of the Securities Purchase Agreement. Nothing in this Section 10 shall limit the Company’s obligations pursuant to Paragraphs 13B(1) and 13B(2) of the Securities Purchase Agreement.

Section 10.                                   Governing Law.  THIS AMENDMENT AND WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 11.                                   Severability.  Whenever possible, each provision of this Amendment and Waiver and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment and Waiver or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment and Waiver or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 12.                                   Counterparts.  This Amendment and Waiver may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment and Waiver by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

Section 13.                                   Binding Nature.  This Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 14.                                   Entire Understanding.  The Existing Securities Purchase Agreement, together with this Amendment and Waiver, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

Section 15.                                   Headings.  The headings of the sections of this Amendment and Waiver are inserted for convenience only and shall not be deemed to constitute a part of this Amendment and Waiver.

Section 16.                                   Time is of the Essence.  Time is of the essence of this Amendment and Waiver.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed as of the date and year first above written.

ZAZA ENERGY CORPORATION

By:	/s/	Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

[AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT]

MSDC ZEC INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President

[AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT]

SENATOR SIDECAR MASTER FUND LP

By:	Senator Investment Group LP,
its investment manager

By:	/s/ Evan Gartenlaub
Name:	Evan Gartenlaub
Title:	General Counsel and
Chief Compliance Officer

[AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT]

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of the Amendment No. 9 to Securities Purchase Agreement, dated as of April 23, 2015 (the “Amendment and Waiver”), including, without limitation, Section 9 of the Amendment and Waiver, amending that certain Securities Purchase Agreement, dated February 21, 2012, as amended (as amended, the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation, and the holders of Securities party thereto. Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned are a party remains in full force and effect after giving effect to the Amendment and Waiver and continues to be the valid and binding obligation of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

Capitalized terms used herein but not defined are used as defined in the Securities Purchase Agreement.

Dated as of April 23, 2015.

ZAZA HOLDINGS, INC.,
a Delaware corporation

By:	/s/	Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

ZAZA ENERGY, LLC,
a Texas limited liability company

By:	/s/	Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

TOREADOR RESOURCES CORPORATION,
a Delaware corporation

By:	/s/	Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

[AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT]

ZAZA ENERGY DEVELOPMENT, LLC,
a Texas limited liability company

By:	/s/	Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

ZAZA PETROLEUM MANAGEMENT, LLC, a Texas limited liability company

By:	/s/	Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

[AMENDMENT NO. 9 TO SECURITIES PURCHASE AGREEMENT]

Exhibit A

(a)                                 Section 7 — Negative Covenants.  Section 7 of the Existing Securities Purchase Agreement is hereby amended by inserting the new Paragraph 7K at the end of such Section 7 as follows:

“‘7K Prepayments, Etc. of ACA Preferred Stock and ACA Warrants.  The Company covenants that it will not, and will not permit any of its Subsidiaries to directly or indirectly repay, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any distribution of securities or other property or assets in respect of, the ACA Preferred Stock or ACA Warrants for so long as the Notes are outstanding.”

(i)                                     Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby amended to insert the following definitions in their proper alphabetical order to read as follows:

“‘ACA Convertible Preferred Shares’ shall mean the 2,500 shares of 5% convertible preferred stock issued to Alpha Capital Anstalt and other investors with an aggregate stated value of $2,500,000 pursuant to that Securities Purchase Agreement, dated April 23, 2015, by and between the Company and the investors named therein.

‘ACA Warrants’ shall mean warrants exercisable for 1,875,000 shares of common stock issued to Alpha Capital Anstalt and other investors pursuant to that Securities Purchase Agreement, dated April 23, 2015, by and between the Company and the investors named therein.”